UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2007

DEJA FOODS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-124016	05-0581183
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17641 Vanowen Street, Van Nuys, CA	91406
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(818) 758-6500

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03 Bankruptcy or Receivership.

On August 14, 2006, Deja Foods, Inc. and its wholly owned subsidiary M&L Wholesale Foods, LLC (“M&L”) (collectively referred to as the “Debtors”) filed voluntary petitions for bankruptcy protection under Chapter 11 of Title 11 of the United State Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Central District of California. The Debtors’ Chapter 11 cases are being jointly administered by the Bankruptcy Court. The Debtors continued to manage their financial affairs as debtors in possession pursuant to 11 U.S.C. Sections 1107 and 1108 of the Bankruptcy Code.

On December 3, 2007, the Bankruptcy Court entered an order (the “Confirmation Order”) confirming the Modified First Amended Combined Plan of Reorganization of Deja Foods, Inc., and M&L Wholesale Foods, LLC (the “Reorganization Plan”). The Reorganization Plan will become effective on or about December 14, 2007 (the “Effective Date”). The Reorganization Plan is attached to this report as Exhibit 2.01.

The following is a summary of the material terms of the Reorganization Plan as it was confirmed by the Bankruptcy Court. This summary is qualified in its entirety by reference to the Reorganization Plan.

At the time the Debtors filed their petitions, David Fox owned approximately 80% of the issued and outstanding shares of Deja Foods and public shareholders owned 20% of the issued and outstanding shares. Grocery Liquidators of America, LLC, a California limited liability company (“GLA”), is owned 33.33% by Greg Perlman and 66.66% by Coldwater Finance LLC (“Coldwater”). Coldwater in turn is owned 50% by David Fox and 50% by GH Capital LLC (“GH Capital”). Greg Perlman and David Fox also own all of the interests of B.A.R. Vanowen, LLC, a California limited liability company (“BAR”). GH Capital is owned 50% by Greg Perlman.

GLA owns and operates two Buck-A-Roo$ discount stores in California. BAR owns a license from GLA to open and operate a Buck-A-Roo$ store in Van Nuys, California. On the Effective Date the following transfers will occur:

1.
GLA will transfer to reorganized Deja Foods all intellectual property which relates to the ownership, development and management of Buck-A-Roo$ stores; all know how of GLA related to the staffing, procurement of goods, store merchandising, and accounting procedures of Buck-A-Roo$ stores; and the exclusive rights of GLA to develop Buck-A-Roo$ stores;

2.	GLA will terminate its relationship with those employees who are necessary to manage and operate the Buck-A-Roo$ business and permit reorganized Deja Foods to hire such employees;

3.
GLA will enter into a license agreement with reorganized Deja Foods pursuant to which GLA will pay royalty income from its two existing Buck-A-Roo$ stores in California to Deja Foods at the rate of 5% of gross sales payable monthly in arrears;

4.
BAR will contribute to reorganized Deja Foods all of its right to the operating Buck-A-Roo$ store located in Van Nuys, California, including the assignment of all related assets and leasehold interests; and

5.	Deja Foods will assume $290,663 of unsecured outstanding indebtness owed by BAR to GLA with interest payable at 7.5%, and principal and interest amortized monthly in equal payments over six years.

As of the Effective Date, Deja Foods will change its name to Buck-A-Roo$ Holding Corporation (“BARHC”) and amend and restate its articles of incorporation to authorize 25,000,000 shares of common stock and effect a 1 for 33 reverse stock split. BARHC will have 10,000,000 shares issued and outstanding. GLA will receive 4,276,900 shares and BAR will receive 4,696,058 shares for their respective contribution of assets to BARHC. Laurus Master Fund, Ltd. (“Laurus”) the sole secured creditor of Deja Foods will receive 500,000 shares and the unsecured creditors of Deja Foods and its subsidary M&L, a wholy-owned subsidary of Deja Foods (“M&L”) will receive (pro rata in accordance with the amount of the respective claims) 500,000 shares. The remaining Deja Foods shareholders holding common stock prior to the Effective Date will hold 27,041 shares after a 1 for 33 reverse stock split (no frational shares will be issued and any fractional amount shall be rounded down to the next whole share). The shares of common stock held by David Fox prior to the Effective Date will be cancelled and no longer issued and outstanding.

M&L, will be reorganized by converting from a limited liability company to a Nevada corporation nd resuming the institutional sales and other business operations previously operated by Deja Foods. M&L will change its name to DFGS Deja Foods Government Services (“DFGS”). DFGS will authorize 25,000,000 shares of common stock and will have 10,000,000 shares of common stock outstanding. BARHC will contribute $150,000 and the assets and liabilities related to its prior institutional sale business to DFGS in exchange for 9,000,000 shares of common stock. DFGS will issue 500,000 shares to Laurus and 500,000 shares (pro rata in accordance with the amount of respective claims) to the unsecured creditors of Deja Foods and M&L.

On the Effective Date, GLA will loan BARHC $150,000 due October 3, 2009, with interest payable at the prime rate as published by the Wall Street Journal on the first business day of each calendar quarter. The indebtedness will be secured by 9,000,000 shares of DFGS Common Stock.

Under the terms of the Reorganization Plan, BARHC will be obligated to repay GLA $125,000 of indebtedness advanced by GLA to Deja Foods after the filing of the Chapter 11 proceeding. This indebtedness is classified as an Administrative Claim under the Bankruptcy Code and the Reorganization Plan. BARHC will make interest only payments on a quarterly basis, commencing on the first day of the first full calendar quarter following the Effective Date, provided however, that payments shall not begin until payment of all creditors and interest holders receive the distributions or payments they are entitled to under the Reorganization Plan. Under the Reorganization Plan, the final payment to creditors is due as late as August 14, 2011. The principal shall be due on the first day of the first full month following the last payment due to creditors under the Reorganization Plan, but in no event sooner than January 1, 2010.

Information about the assets of BARHC is contained in the Opinion of Value prepared by Sanli, Pastore and Hill, Inc., filed with the Bankruptcy Court and included in this report as Exhibit 99.01.

David Fox will continue as the Chief Executive Officer of BARHC and DFGS. He will receive a salary of $7,500 per month from each company and will split his time equally between the companies. He will be entitled to annual increases and bonuses as deemed appropriate by the board of directors of each company. He will be entitled to such other fringe benefits as are adopted by each company for the benefit of their employees generally.

The management of BARHC and DFGS will be as follows:

David Fox, President and Chief Executive Officer and director, was a partner in LA Foods, a small, privately-held Los Angeles-based food liquidator from 1995 to 2003. At LA Foods, Mr. Fox was engaged in all aspects of the business including marketing, purchasing, sales import, finance, e-commerce and corporate matters. He left the firm in 2003, when its sales were approximately $20 million annually, to found Deja Foods, Inc. Mr. Fox is a member of Coldwater Finance LLC which owns and operates Grocery Liquidators of America LLC, which is a wholesale food and merchandise distributor and owner of two Buck-A-Roo$ stores and will supply Buck-A-Roo$ Holding Corporation some of its merchandise.

Larry J. Kosmont, CRE, director, has been involved in real estate and investment since 1975. He founded Kosmont Companies, a full service real estate investment, development and advisory services firm, in 1986 and has been its Chief Executive Officer since that time. He served in the public sector from 1973 to 1986, and was the City Manager for the City of Bell Gardens and was the Director of Community Development for the City of Burbank. Mr. Kosmont is a former owner and board member of Growers Transplanting, the largest agricultural transplanting company in California. He is a former Commissioner of the Metropolitan Water District Board (representing Los Angeles) and presently serves as a State Commissioner on the California Economic Development Commission. He served on the Deja Foods, Inc. board of directors before resigning at the time the petition for Chapter 11 relief was filed by the Company.

Gregory Perlman, director, is the Principal of GH Capital, a diversified real estate investment company with holdings throughout the United States. GH Capital owns more than 10,000 apartment units in thirteen states, with a combined market value in excess of $400 million and is actively acquiring existing projects. In addition, GH Capital’s Hospitality division owns and develops hotels and resort master planned communities in California. GH Capital is based in Sherman Oaks, California with offices in Cincinnati, Ohio and Greenville, South Carolina and through its wholly owned subsidiaries employs over 300 people throughout the United States. Prior to joining GH Capital, Mr. Perlman’s career has encompassed a wide spectrum of real estate acquisitions and development throughout the United States. Mr. Perlman is a graduate from the Boston University School of Management.

Barry S. Baer was appointed Chief Financial Officer on October 1, 2007. Colonel Baer is a retired U.S. Army Colonel and a CPA. Colonel Baer’s military service from 1965 to 1992 includes commanding an Armored Cavalry troop in Vietnam, Director of Accounting Systems for the US Army, Commander of the 18th Finance Group during Operation Desert Storm in the First Gulf War and Deputy Chief of Staff for Resource Management for the Army Material Command. His professional career includes serving as Director of Public Works for the City of Indianapolis from 1992 to 1993 and as Vice President and Chief Operating Officer from 1993 to 2000 for Pharmaceutical Corporation of America. Subsequently from 2000 to 2001, Colonel Baer served as the Executive Vice President and Chief Financial Officer for Apex Industries, a sheet metal product fabrication and installation firm. From 2002 to 2003, he served as Executive Vice President and Chief Financial Officer for Obsidian Enterprises, Inc., a publicly-traded holding company. Since 2003, Colonel Baer has served as a Consultant and Chief Financial Officer for Max Katz Bag Company, a privately-held plastics manufacturer. In 2006, he also became Chief Financial Officer of Ecotality, Inc., a publicly-traded renewable energy development stage company.

At the time Deja Foods filed for relief under Chapter 11 of the Bankruptcy Code there were approximately 4,433,333 shares of common stock outstanding. After the Effective Date there will be 10,000,000 shares issued and outstanding. Pursuant to the Plan of Reorganization any options or warrant outstanding before the Effective Date will be cancelled.

Item 3.03 Material Modifications to Rights of Security Holders.

The information set forth under Item 1.03 is incorporated herein by reference.

Item 5.01 Changes in Control of Registrant.

The information set forth under Item 1.03 is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth under Item 1.03 is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth under Item 1.03 is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

2.01 Modified First Amended Combined Plan of Reorganization of Deja Foods, Inc., and M&L Wholesale Foods, LLC confirmed on December 3, 2007.

3.01 Amended and Restated Articles of Incorporation of Buck-A-Roo$ Holding Corporation.

99.01 Opinion of Value prepared by Sanli, Pastore, and Hill, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DEJA FOODS, INC.

DATED: December 7, 2007	By:	/s/ David Fox
David Fox
Chief Executive Officer

Exhibit Index

Exhibit	Description

2.01	Modified First Amended Combined Plan of Reorganization of Deja Foods, Inc., and M&L Wholesale Foods, LLC confirmed on December 3, 2007.
3.01	Amended and Restated Articles of Incorporation of Buck-A-Roo$ Holding Corporation.
99.01	Opinion of Value prepared by Sanli, Pastore, and Hill, Inc.